UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01 Other Events.

The board of directors of KiOR, Inc. (the “Company”) has changed the date of the Company’s 2014 Annual Meeting of Stockholders (“Annual Meeting”), which was previously scheduled for June 24, 2014. The Company’s Annual Meeting has been rescheduled for Friday, August 6, 2014 at 8:00 a.m., local time, at the Hilton NASA Clear Lake, Endeavor Room, 3000 NASA Road 1, Houston, TX 77058.

Qualified stockholder proposals or nominations (including proposals made pursuant to SEC Rule 14a-8 and any notice on Schedule 14N) to be presented at the Annual Meeting must be received by the Company at its principal executive offices located at 13001 Bay Park Road, Pasadena, Texas 77507, addressed to the Secretary of the Company. In accordance with Regulation 14A and the Company’s Amended and Restated Bylaws (the “Bylaws”), such proposals must be received by the Company not later than the close of business on Monday, June 2, 2014 (which is the tenth day following this public announcement of the date of the Annual Meeting). All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: May 23, 2014	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary